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DIRECTV

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-172246, 333-163226 and 333-163227 on Form S-8, Registration Statement Nos. 333-172641, 333-168705, and 333-190407 on Form S-3 and Registration Statement Nos. 333-180335, 333-166121, 333-127826, 333-164728, 333-153496, 333-106529, and 333-159810 on Form S-4 of our reports dated February 21, 2014 relating to the consolidated financial statements and financial statement schedule of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2013.

Los Angeles, California
February 21, 2014

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DIRECTV
  EXHIBIT 23